As filed with the Securities and Exchange Commission on August 1, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHEMTURA CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	52-2183153
(State or other jurisdiction of	(I.R.S. employer identification
incorporation or organization)	number)

199 BENSON ROAD
MIDDLEBURY, CONNECTICUT 06749
(203) 573-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2006 CHEMTURA CORPORATION LONG-TERM INCENTIVE PLAN
(Full title of the plan)

LYNN A. SCHEFSKY
Senior Vice President and General Counsel
Chemtura Corporation
199 Benson Road
Middlebury, Connecticut  06749
(203) 573-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To: Robert Ericson, Esq. Winston & Strawn LLP 200 Park Avenue New York, New York 10166 (212) 294-6700

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common stock, par value $0.01 per share	10,500,000 shares (1)	$8.83	(2)	$92,715,000	(2)	$9,921	(2)

(1)             The 10,500,000 shares of Common Stock of the Registrant covered by this Registration Statement are authorized and reserved for issuance under the 2006 Chemtura Corporation Long-Term Incentive Plan. Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interest to be offered or sold pursuant to the 2006 Chemtura Corporation Long-Term Incentive Plan. Pursuant to Rule 457(h)(2), no separate filing fee is required with respect to such plan interests.

(2)             Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of our Common Stock on  July 27, 2006, as reported on the New York Stock Exchange.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in a section 10(a) prospectus is omitted from this Registration Statement in accordance with Form S-8 and will be sent or given to participants in the Plan as specified in Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission pursuant to the Exchange Act of 1934, as amended, are incorporated by reference in this Registration Statement:

(a)          The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (Commission File No. 001-15339);

(b)

(i)             The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006 (Commission File No. 001-15339).

(ii)          The Registrant’s Current Reports on Form 8-K (Commission File No. 001-15339) filed on January 26, 2006, February 2, 2006, February 15, 2006, February 21, 2006, March 7, 2006, March 9, 2006, March 20, 2006, April 7, 2006, April 20, 2006, April 27, 2006, May 18, 2006, May 26, 2006, June 19, 2006 and July 25, 2006;

(c)          The description of the Registrant’s Common Stock contained in the Registrant’s Current Report on Form 8-K (Commission File No. 1-4663) filed on September 15, 1999.

All documents subsequently filed with the Commission by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment, which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or for purposes of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Item 4.                    Description of Securities.

Not applicable.

Item 5.                    Interests of Named Experts and Counsel.

None.

Item 6.                    Indemnification of Directors and Officers.

Delaware.   Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought will determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court will deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Article X of the Amended and Restated Certificate of Incorporation and Article VI of the Bylaws of Chemtura Corporation provide for the indemnification of directors and officers as authorized by Section 145 of the Delaware General Corporation Law. The directors and officers of Chemtura and its subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such including liabilities under the Securities Act, under liability insurance policies carried by Chemtura.

Item 7.                    Exemption from Registration Claimed.

Not Applicable.

Item 8.                    Exhibits.

See Index to Exhibits which is filed herein.

The undersigned Registrant hereby undertakes that it will submit or has submitted the 2006 Chemtura Corporation Long-Term Incentive Plan and any amendment thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify such plan under Section 401 of the Internal Revenue Code.

Item 9.                    Undertakings.

The undersigned Registrant hereby undertakes:

1.                    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2.                    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.                    That, for the purpose of determining liability of the Registrant under the 1933 Act to any purchaser in the initial distribution of the securities:  The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

5.                    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6.                    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middlebury, Connecticut, on July 27, 2006.

CHEMTURA CORPORATION

By:	/S/ Robert L. Wood
Name: Robert L. Wood
Title:Chairman, President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert L. Wood, Karen R. Osar and Lynn Schefsky as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and the other documents in connection therewith, and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the 1933 Act with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in their capacities on the dates listed below.

Signature	Title	Date

/S/ Robert L. Wood	Director, Chairman, President and Chief Executive	July 27, 2006
Robert L. Wood	Officer (Principal Executive Officer)

/S/ Karen R. Osar	Executive Vice President and Chief Financial Officer	July 27, 2006
Karen R. Osar	(Principal Financial Officer)

/S/ Michael F. Vagnini	Senior Vice President and Corporate Controller	July 27, 2006
Michael F. Vagnini	(Principal Accounting Officer)

/S/ Nigel D.T. Andrews	Director	July 27, 2006
Nigel D.T. Andrews

/S/ James W. Crownover	Director	July 27, 2006
James W. Crownover

/S/ Robert A. Fox	Director	July 27, 2006
Robert A. Fox

/S/ Martin M. Hale	Director	July 27, 2006
Martin M. Hale

/S/	Director	July 27, 2006
Roger L. Headrick

/S/ Mack G. Nichols	Director	July 27, 2006
Mack G. Nichols

/S/ C.A. Piccolo	Director	July 27, 2006
C.A. Piccolo

/S/ Jay D. Proops	Director	July 27, 2006
Jay D. Proops

/S/ Bruce F. Wesson	Director	July 27, 2006
Bruce F. Wesson

INDEX TO EXHIBITS

Exhibit No.	Description

4.1

Amended and Restated Certificate of Incorporation of the Registrant dated September 1, 1999 (incorporated by reference to Exhibit 3(i)(a) to the Registrant’s Form 10-K for the fiscal year ended December 31, 2001 (“2001 Form 10-K”).

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant dated April 27, 2000 (incorporated by reference to Exhibit 3(i)(b) to the Registrant’s 2001 Form 10-K).

4.3	Certificate of Change of Location of Registered Office and of Registered Agent dated May 18, 2000 (incorporated by reference to Exhibit 3(i)(c) to the Registrant’s 2001 Form 10-K).

4.4

Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(i)(e) to the Registrant’s Form 10-Q for the quarterly period ending March 31, 2006).

4.5	By-laws of the Registrant (incorporated by reference to Exhibit 3(ii) to the Registrant’s 2001 Form 10-K).

4.6	Amendment to By-laws of the Registrant (incorporated by reference to Exhibit 3(ii) to the Registrant’s Form 10-Q for the quarterly period ending March 31, 2006).

4.7

Rights Agreement dated as of September 2, 1999, by and between the Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent which includes, as Exhibit A, the form of Certificate of Designations setting forth the terms of the Registrant’s Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-A dated September 28, 1999).

4.8	Chemtura Corporation 2006 Long-Term Incentive Plan, effective April 27, 2006 (incorporated by reference to Exhibit 10.1 to the Registrant’s April 27, 2006 Form 8-K).

5.1	Opinion of Winston & Strawn LLP.

15.1	Accountant’s Acknowledgment.

23.1	Consent of KPMG LLP, independent registered public accounting firm for the Registrant.

23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1	Powers of attorney of the Registrant’s directors (included on the signature page of this Registration Statement).